Exhibit 99.1

Dongguan Xixingdao Technology Co., Ltd

Financial Statements

December 31, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
Dongguan Xixingdao Technology Co., Ltd

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Dongguan Xixingdao Technology Co., Ltd (the Company) as of December 31, 2019, and the related statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the period from May 31, 2019 to December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from May 31, 2019 to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants

We have served as the Company’s auditor since December 26, 2019

San Mateo, California

January 29, 2021

F-1

Dongguan Xixingdao Technology Co., Ltd

Balance Sheet

As of December 31, 2019

2019
Assets
Current assets
Cash and cash equivalents	$3
Inventories	32,631
Total current assets	$32,634

Non-current assets
Equipment, net	2,970
Right of use asset, net	81,826
Security deposits	276,383
Total Assets	$393,814

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	17,013
Lease obligation - current	29,074
Taxes payable	33,888
Customers deposits	387
Due to related parties	48,593
Total current liabilities	$128,955

Long term liabilities
Lease obligations – non-current	52,842
Total Liabilities	$181,797.11

Commitments and contingencies	-

Stockholders’ Equity
Paid in capital	-
Statutory reserves	-
Retained Earnings	214,532
Accumulated other comprehensive loss	(2,516)
Total Stockholders’ Equity	212,017
Non-controlling interest	-
Total Equity	212,017
Total Liabilities and Stockholders’ Equity	$393,814

See accompanying notes to the financial statements

F-2

Dongguan Xixingdao Technology Co., Ltd.

Statement of Income and Comprehensive Income

For the Period from May 31, 2019 (“Inception”) to December 31, 2019

2019

Net revenues	$585,454
Cost of revenues	291,784
Gross profit	293,670

Operating expenses:
Selling and marketing expenses	12,812
General and administrative expenses	49,639
62,451

Operating income	231,219

Interest expense	31

Earnings before tax	231,188

Income tax	16,655

Net income	$214,532

Other comprehensive income:
Foreign currency translation adjustment	(2,516)
Comprehensive income	$212,017

See accompanying notes to the financial statements

F-3

Dongguan Xixingdao Technology Co., Ltd.

Statement of Changes Stockholders’ Equity

As of and for the Period from May 31, 2019 (“Inception”) to December 31, 2019

				Accumulated
				other	Non-
	Paid in	Statutory	Retained	comprehensive	controlling
	capital	reserves	earnings	loss	interest	Total
Balance as of May 31, 2019	$	$	$	$-	$-	$-
Net income	-	-	214,532	-	-	214,532
Foreign currency translation adjustment	-	-	-	(2,516)	-	(2,516)
Balance as of December 31, 2019	$-	$-	$214,532	$(2,516)	$-	$212,017

See accompanying notes to the financial statements

F-4

Dongguan Xixingdao Technology Co., Ltd.

Statement of Cash Flows

For the Period from May 31, 2019 (“Inception”) to December 31, 2019

2019
Cash flows from operating activities
Net income	$214,532
Depreciation and amortization	334
Increase in inventory	(33,019)
Increase in security deposits
Increase in accounts payable	17,215
Increase in taxes payable	34,290
Increase in customer deposits	392
Net cash used in operating activities	233,744

Cash flows from investing activities
Purchase of equipment	(3,249)
Security deposit for containers	(279,662)
Net cash used in investing activities	(282,911)

Cash flows from financing activities
Proceeds from related parties, net	49,169
Net cash provided by financing activities	49,169

Net increase of cash and cash equivalents	2

Effect of foreign currency translation on cash and cash equivalents	1

Cash and cash equivalents–at inception	-

Cash and cash equivalents–end of period	$3

Supplementary cash flow information:
Interest paid	$31
Income taxes paid	$16,655
Non-cash activities
Recognition of right of use assets	$89,265

See accompanying notes to the financial statements

F-5

Dongguan Xixingdao Technology Co., Ltd.

Notes to Financial Statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Dongguan Xixingdao Technology Co., Ltd. (“the Company”) was incorporated in Dongguan as a private limited company in 2019. The Company is in the business of marketing and selling bottled water and drinking. The Company is located in the People’s Republic of China.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These statements, accompanying notes, and related disclosures have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles (“GAAP”) in the United States. The Company’s financial statements are presented in U.S. dollars.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results may materially differ from these estimates.

Foreign currency translation and re-measurement

The functional currency of the Company is the Chinese Renminbi (“RMB”).

The Company, whose translates their accounts into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at the historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in stockholders’ equity.

December 31,
2019
Spot USD: RMB exchange rate	$6.97620
Average USD: RMB exchange rate	$6.89440

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and bank deposits. The Company’s bank deposits are located in the PRC. Those deposits are not provided protection under FDIC insurance; however, management has determined that the risk of loss from insolvency by those financial institution at which it has deposited it funds is insignificant. Under the Deposit Insurance System in China, a company’s deposit at one bank is insured for a maximum of approximately $70,000 (RMB500,000). However, management has determined that the risk of loss from insolvency by those financial institutions at which it has deposited its funds is insignificant.

F-6

Inventories

Inventories consisting of finished goods are stated at the lower of cost or market value. The Company used the first in first out method of accounting for inventory. Inventories on hand are evaluated on an on-going basis to determine if any items are obsolete, spoiled, or in excess of future demand. The Company provides impairment that is charged directly to cost of sales when is has been determined the product is obsolete, spoiled, and the Company will not be able to sell it at a normal profit above its carrying cost.

Plant and equipment

Equipment is carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the equipment are as follows:

Office equipment	7-30 years

The cost of maintenance and repairs is charged to expenses as incurred, whereas significant renewals and betterments are capitalized.

Right-of-use asset and lease liabilities

In February 2016, the FASB issued ASU 2016-02 “Leases (Topic 842).” The new standard requires lessees to recognize lease assets (right of use) and lease obligations (lease liability) for leases previously classified as operating leases under U.S. GAAP on the balance sheet for leases with terms in excess of 12 months. The standard is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years.

Accounting for long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry or new technologies. Impairment is present if the carrying amount of an asset is less than its undiscounted cash flows to be generated.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Revenue recognition

The Company adopted ASC Topic 606, Revenue from Contracts with Customers, and all subsequent ASUs that modified ASC 606 on April 1, 2017 using the full retrospective method which requires the Company to present the financial statements for all periods as if Topic 606 had been applied to all prior periods. Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

In applying ASC 606, the Company recognizes revenue when the Company has negotiated the terms of the transaction, set forth the sales price, transferred of possession of the product to the customer, determined that the customer does not have the right to return the product, determined that the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer. The Company’s gross revenue consists of the value of goods invoiced, net of any value-added tax (“VAT”).

F-7

Advertising

All advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2019 was $0.

Shipping and handling

Outbound shipping and handling are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to either expenses as incurred or allocated to inventory as a part of overhead.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

F-8

Financial instruments

The Company’s accounts for financial instruments in accordance to ASC Topic 820, “Fair Value Measurements and Disclosures,” which requires disclosure of the fair value of financial instruments held by the Company and ASC Topic 825, “Financial Instruments,” which defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

● Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

● Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

● Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income includes the foreign currency translation adjustment and unrealized gain or loss.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable assets acquired in a business combination. In accordance with FASB ASC Topic 350, “Goodwill and Other Intangible Assets”, goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis.

F-9

Recent accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). Financial Instruments-Credit Losses (Topic 326) amends guidelines on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. For assets held at amortized cost basis, Topic 326 eliminates the probable initial recognition threshold in current GAAP and, instead, requires an entity to reflect its current estimate of all expected credit losses. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected. For available-for-sale debt securities, credit losses should be measured in a manner similar to current GAAP, however Topic 326 will require that credit losses be presented as an allowance rather than as a write-down. ASU 2016-13 affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amendments in this ASU will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently evaluating the impact of the adoption of ASU 2016-13 on its financial statements.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this standard will remove, modify and add certain disclosures under ASC Topic 820, Fair Value Measurement, with the objective of improving disclosure effectiveness. ASU 2018-13 will be effective for the Company’s fiscal year beginning April 1, 2020, with early adoption permitted. The transition requirements are dependent upon each amendment within this update and will be applied either prospectively or retrospectively. The Company does not expect ASU 2018-13 to have a material impact to the Company’s financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) Simplifying the Accounting for Income Taxes. The amendments in this Update related to separate financial statements of legal entities that are not subject to tax should be applied on a retrospective basis for all periods presented. The amendments related to changes in ownership of foreign equity method investments or foreign subsidiaries should be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The amendments related to franchise taxes that are partially based on income should be applied on either a retrospective basis for all periods presented or a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. All other amendments should be applied on a prospective basis. The Company does not expect the adoption of ASU 2019-12 to have a material impact on its financial statements.

F-10

NOTE 3 – INVENTORIES

Inventories consisted of the following as of December 31, 2019:

2019
Finished goods	32,631
$32,631

NOTE 4 – EQUIPMENT

Equipment consisted of the following as of December 31, 2019:

2019
At Cost:
Equipment	3,211
3,211
Less: Accumulated depreciation	(241)
$2,970

NOTE 5 – SECURITY DEPOSITS

The Company has made security deposits with various suppliers to secure the use of liquid containers provided to the Company. These containers are typically ten-liter bottles used to store drinking water. The deposits are held indefinitely with the supplier as long as the Company continues to conduct business with the supplier. These deposits are refundable if the Company ceases to conduct business with the supplier. The Company does not believe that there is impairment to the carrying value of this deposit as the Company maintain possession of the bottles, and the sales of water using such bottles has generated profits.

The Company made a security rental deposit for office premises that is accounted for as a right of use asset.

NOTE 6 - INCOME TAXES

The Company’s primary operations are in the PRC, and in accordance with the relevant tax laws and regulations. The corporate income tax rate for each country is as follows:

●	PRC tax rate is 25%;

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the period from inception to December 31, 2019:

2019
Income attributed to PRC operations	$231,188
PRC Statutory tax at 25% rate	57,797
Effect of PRC deductions and other reconciling items	(41,142)
Income tax	$16,655

The difference between the U.S. federal statutory income tax rate and the Company’s effective tax rate was as follows for the period from inception to December 31, 2019:

2019
U.S. federal statutory income tax rate	21.0%
Higher rate in PRC, net	4.0%
Reconciling items, net operating losses in PRC, election to not recognize tax asset	-17.8%
The Company’s effective tax rate	7.2%

F-11

NOTE 7 - RELATED PARTY TRANSACTIONS

Amounts due to related parties as of December 31, 2019 are as follows:

2019
Yuwen Li	Chairman	$48,592
$48,592

The outstanding payables due to Mr. Yuwen Li are comprised of working capital advances and borrowings. These amounts are due on demand and non-interest bearing.

NOTE 8 – RIGHT OF USE ASSETS AND LEASE COMMITMENTS

The Company has two operating lease agreements with Dongguan Humen Grain Co. Ltd, for the premises in Dongguan City, PRC. The agreement covers the period from October 1, 2019 to September 30, 2022. The total monthly rent expense is RMB 15,000 (approximately $2,150). The total rental rent expense for the period from inception to December 31, 2019 was $6,199. As per the agreement, a deposit of 30,000 yuan in total is required.

Future minimum operating lease commitment for the agreement is as follows:

2020	24,229
2021	24,893
2022	19,123
$68,245

The Company has an operating lease agreement with Yuwen Li, a related party, for a vehicle in Dongguan City, PRC. The agreement covers the period from October 1, 2019 to September 30, 2022. The monthly rent expense is RMB 3,000 (approximately $430). The total rental rent expense for the period from inception to December 31, 2019 was $1,240. No deposit is required.

Future minimum operating lease commitment for the agreement is as follows:

2020	4,844
2021	4,979
2022	3,425
$13,248

NOTE 9 - RISKS

Credit risk

The Company is subject to risk borne from credit extended to customers. As of December 31, 2019, there no outstanding receivables from customers.

The Company deposit their funds with banks located in the PRC. They are not FDIC insured but the banking institutions are very creditworthy financial institutions. Management believes the risk of loss on its deposit is negligible.

Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC. The Company’s results of operations may be materially and adversely affected if there is political unrest in the PRC.

F-12

Inflation risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s financial statements; however, significant increases in the price of drink water that cannot be passed on the Company’s customers could adversely impact the Company’s results of operations.

Concentrations risks

During the year ended December 31, 2019, the Company had a concentration of risk in its supply of goods, as one vendor supplied 20.23% of the Company’s purchases of finished goods.

NOTE 10 - SUBSEQUENT EVENTS

Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

There were no other events that management deemed necessary for disclosure as a material subsequent event.

F-13